                                           Registration No._____________________



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                          ESCO ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

              Missouri                                    43-1554045
    (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                  Identification No.)

     8888 Ladue Road, Suite 200                             63124
         St. Louis, Missouri                              (Zip Code)

                             ______________________

          EMPLOYEE STOCK PURCHASE PLAN OF ESCO ELECTRONICS CORPORATION
                            (Full title of the plan)
                             ______________________

                                  Walter Stark
                          ESCO Electronics Corporation
                           8888 Ladue Road, Suite 200
                            St. Louis, Missouri 63124
                     (Name and address of agent for service)

                                 (314) 213-7200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________


                                                    Proposed
                                                     Maximum       Proposed Maximum
        Title of                 Amount             Offering          Aggregate           Amount of
       Securities                 to be             Price Per         Offering           Registration
    to be Registered           Registered            Share(1)           Price                 Fee
    ----------------           ----------            ------             -----                 ---
Common Stock
   Trust Receipts              1,500,000(2)         $9.9375           $14,906,250            $4,397

Common Stock,
   Par value $0.01
   Per share

Preferred
   Stock Purchase
   Rights

[FN]
1 Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee.

2 Plus such additional securities as may be issued pursuant to antidilution provisions. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock. As long as the Deposit and Trust Agreement dated as of September 24, 1990 by and among the registrant, Emerson Electric Co., The Chase Manhattan Bank (as successor trustee) and the holders of receipts issued from time to time thereunder is in effect, an employee who purchases shares of Common Stock will receive a Common Stock Trust Receipt ("Receipt") representing the Common Stock purchased.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the Form S-8 Registration Statement filed by ESCO Electronics Corporation with the Securities and Exchange Commission on May 14, 1992 (Registration No. 33-47916) are incorporated by reference in this Registration Statement.

                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 6, 1999.

                                      ESCO ELECTRONICS CORPORATION


                                      By:    /s/ P.M. Ford
                                          ------------------------------------
                                          P.M. Ford, Senior Vice President and
                                          Chief Financial Officer
                                          (Principal Accounting Officer)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints P.M. Ford, W. Stark and T.B. Martin, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 6, 1999.

         Signature                                Title
         ---------                                -----
       /s/ D.J. Moore                         Chairman, President, Chief
-----------------------------------           Executive Officer and Director
           D.J. Moore


       /s/ P.M. Ford                          Senior Vice President and
-----------------------------------           Chief Financial Officer
           P.M. Ford                          (Principal Accounting Officer)


       /s/ J.J. Adorjan                       Director
-----------------------------------
           J.J. Adorjan


       /s/ W.S. Antle III                     Director
-----------------------------------
           W.S. Antle III


                                              Director
-----------------------------------
           J.J. Carey


       /s/ J.M. McConnell                     Director
-----------------------------------
           J.M. McConnell


       /s/ D.C. Trauscht                      Director
-----------------------------------
           D.C. Trauscht

                                  EXHIBIT INDEX


                                                                     Filed Herewith
Exhibit                                                              or Incorporated
Number                Description                                    by Reference
------                -----------                                    ------------
4a.                   Third Amendment and Restatement
                      of Employee Stock Purchase Plan


4b.                   Restated Articles of                           Incorporated by reference to
                      Incorporation of ESCO Electronics              Registration Statement on Form
                      Corporation                                    10, as amended on Form 8, filed
                                                                     September 27, 1990, Exhibit 3.1

4c.                   Bylaws of ESCO Electronics                     Incorporated by reference to
                      Corporation, as amended                        Form 10-K for fiscal year
                                                                     ended September 30, 1991,
                                                                     Exhibit 3(b)

4d.                   Rights Agreement dated as of                   Incorporated by reference to
                      September 24, 1990 between ESCO                Registration Statement on Form
                      Electronics Corporation and                    10, as amended on Form 8, filed
                      Boatmen's Trust Company, as                    on September 27, 1990, Exhibit
                      Rights Agent                                   4.2

4e.                   Deposit and Trust Agreement dated              Incorporated by reference to
                      as of September 24, 1990 among                 Registration Statement on
                      ESCO Electronics Corporation,                  Form 10, as amended on
                      Emerson Electric Co., Boatmen's                Form 8, filed on September
                      Trust Company, as Trustee, and                 27, 1990, Exhibit 4.3
                      the holders of receipts from time
                      to time

5.                    Opinion of Counsel

23a.                  Consent of Counsel (included in
                      Exhibit 5)

23b.                  Consent of KPMG LLP

24.                   Power of Attorney                              (Included in the signature
                                                                     pages II-2 and II-3)